Exhibit 99.1

	Original Press Release	Updated
	As of December 31, 2023	As of December 31, 2023
	(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$93,971	$93,971
Accounts receivable, less allowance for doubtful accounts	390,023	390,023
Prepaid expenses and other current assets	44,511	44,511

Total current assets	$528,505	$528,505

Restricted Cash and Investments	135,968	135,968
Property and Equipment, Net	1,944,278	1,944,278
Operating Lease Right-of-Use Assets, Net	102,204	102,204
Assets Held for Sale	—	—
Deferred Income Tax Assets	8,551	8,551
Intangible Assets, Net (including goodwill)	891,085	891,085
Other Non-Current Assets	85,815	85,815

Total Assets	$3,696,406	$3,696,406

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$64,447	$64,447
Accrued payroll and related taxes	64,436	64,436
Accrued expenses and other current liabilities	219,159	228,059
Operating lease liabilities, current portion	24,640	24,640
Current portion of finance lease obligations, and long-term debt	55,882	55,882

Total current liabilities	$428,564	$437,464

Deferred Income Tax Liabilities	79,607	77,369
Other Non-Current Liabilities	83,643	83,643
Operating Lease Liabilities	82,114	82,114
Long-Term Debt	1,725,502	1,725,502
Total Shareholders’ Equity	1,296,976	1,290,314

Total Liabilities and Shareholders’ Equity	$3,696,406	$3,696,406

*	all figures in ‘000s

	Original Press Release	Updated	Original Press Release	Updated
	Q4 2023	Q4 2023	FY 2023	FY 2023
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$608,283	$608,283	$2,413,167	$2,413,167
Operating expenses	433,042	441,942	1,735,328	1,744,228
Depreciation and amortization	30,996	30,996	125,784	125,784
General and administrative expenses	51,584	51,584	190,766	190,766

Operating income	92,661	83,761	361,289	352,389
Interest income	4,006	4,006	7,792	7,792
Interest expense	(53,211)	(53,211)	(218,292)	(218,292)
Loss on extinguishment of debt	(6,687)	(6,687)	(8,532)	(8,532)
Gain on asset divestitures	1,243	1,243	4,691	4,691

Income before income taxes and equity in earnings of affiliates	38,012	29,112	146,948	138,048
Provision for income taxes	7,601	5,363	37,637	35,399
Equity in earnings of affiliates, net of income tax provision	1,413	1,413	4,534	4,534

Net income	31,824	25,162	113,845	107,183
Less: Net loss attributable to noncontrolling interests	70	70	142	142

Net income attributable to The GEO Group, Inc.	$31,894	$25,232	$113,987	$107,325

Weighted Average Common Shares Outstanding:
Basic	122,081	122,081	121,908	121,908
Diluted	125,224	125,224	123,698	123,698
Net income per Common Share Attributable to The GEO Group, Inc.** :
Basic:
Net income per share — basic	$0.22	$0.17	$0.78	$0.73

Diluted:
Net income per share — diluted	$0.21	$0.17	$0.77	$0.72

*	All figures in ‘000s, except per share data
**

In accordance with U.S. GAAP, diluted earnings per share attributable to GEO available to common stockholders is calculated under the if-converted method or the two-class method, whichever calculation results in the lowest diluted earnings per share amount, which may be lower than Adjusted Net Income Per Diluted Share.

	Original Press Release	Updated	Original Press Release	Updated
	Q4 2023	Q4 2023	FY 2023	FY 2023
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income	$31,824	$25,162	$113,845	$107,183
Add:
Income tax provision **	7,889	5,651	38,505	36,267
Interest expense, net of interest income ***	55,892	55,892	219,032	219,032
Depreciation and amortization	30,996	30,996	125,784	125,784

EBITDA	$126,601	$117,701	$497,166	$488,266

Add (Subtract):
Gain on asset divestitures, pre-tax	(1,243)	(1,243)	(4,691)	(4,691)
Net loss attributable to noncontrolling interests	70	70	142	142
Stock based compensation expenses, pre-tax	3,013	3,013	15,065	15,065
Litigation costs and settlements, pre-tax	—	8,900	—	8,900
One-time employee restructuring expenses, pre-tax	814	814	814	814
Other non-cash revenue & expenses, pre-tax	(301)	(301)	(1,319)	(1,319)

Adjusted EBITDA	$128,954	$128,954	$507,177	$507,177

Net Income attributable to GEO	$31,894	$25,232	$113,987	$107,325
Add (Subtract):
Gain on asset divestitures, pre-tax	(1,243)	(1,243)	(4,691)	(4,691)
Loss on extinguishment of debt, pre-tax	6,687	6,687	8,532	8,532
Litigation costs and settlements, pre-tax	—	8,900	—	8,900
One-time employee restructuring expenses, pre-tax	814	814	814	814
Tax effect of adjustment to net income attributable to GEO (1)	(1,574)	(3,812)	(1,171)	(3,409)

Adjusted Net Income	$36,578	$36,578	$117,471	$117,471

Weighted average common shares outstanding - Diluted	125,224	125,224	123,698	123,698

Adjusted Net Income per Diluted share	0.29	0.29	0.95	0.95

*	all figures in ‘000s, except per share data
**	including income tax provision on equity in earnings of affiliates
***	includes (gain)/loss on extinguishment of debt
(1)	Tax adjustment related to gain on asset divestitures, one-time employee restructuring expenses, litigation costs and settlements and loss on extinguishment of debt.